Exhibit 99.2

DTC DTC.com DTC B&M y/y U.S. LAAP EMEA SG&A EPS bps direct-to-consumer DTC e-commerce DTC brick & mortar year-over-year United States Latin America and Asia Pacific Europe, Middle East and Africa selling, general & administrative earnings per share basis points “+” or “up” “-” or “down” LSD% MSD% HSD% LDD% low-20% mid-30% high-40% increased decreased low-single-digit percent mid-single-digit percent high-single-digit percent low-double-digit percent low-twenties percent mid-thirties percent high-forties percent “$##M” “$##B” c.c. M&A FX ~ in millions of U.S. dollars in billions of U.S. dollars constant-currency Mergers & acquisitions Foreign Exchange approximately

• • • •

• • • (dollars in millions, except per share amounts) Q4'21 Q4'20 Change Net sales $1,129.7 $915.6 +23% Gross margin 52.2% 50.6% +160 bps SG&A percent of net sales 34.0% 37.5% -350 bps Operating income $211.6 $123.7 +71% Operating margin 18.7% 13.5% +520 bps Net income $157.0 $95.8 +64% Diluted EPS $2.39 $1.44 +66%

• • • • • • •

• • • • • • • • • •

• • • • •

• • • • • •

• • • • •

• • • • • • • •

• • • • • • • • • • • • • • • • • •

• • • • • • • • • • • • •

Exhibit 99.2



Columbia Sportswear Company

CFO Commentary and Financial Review

Fourth Quarter 2021

February 3, 2022

FORWARD-LOOKING STATEMENTS

This presentation does not constitute an offer or invitation for the sale or purchase of securities and has been prepared solely for informational purposes.

This presentation contains forward-looking statements within the meaning of the federal securities laws regarding Columbia Sportswear Company's business opportunities and anticipated results of operations. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "might," "will," "would," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "estimate," "predict," "likely," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Unless the context indicates otherwise, the terms "we," "us," "our," "the Company," and "Columbia" refer to Columbia Sportswear Company, together with its wholly owned subsidiaries and entities in which it maintains a controlling financial interest.

The Company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the Company, including reports on Form 8-K. Potential risks and uncertainties include those relating to the impact of the COVID-19 pandemic on our operations; economic conditions, including inflationary pressures; supply chain disruptions, constraints and expenses; labor shortages; changes in consumer behavior and confidence; as well as geopolitical tensions. The Company cautions that forward-looking statements are inherently less reliable than historical information.

New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this presentation. Nothing in this presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake any duty to update any of the forward-looking statements after the date of this document to conform the forward-looking statements to actual results or to changes in our expectations.

REFERENCES TO NON-GAAP FINANCIAL INFORMATION

Since Columbia Sportswear Company is a global company, the comparability of its operating results reported in U.S. dollars is affected by foreign currency exchange rate fluctuations because the underlying currencies in which it transacts change in value over time compared to the U.S. dollar. To supplement financial information reported in accordance with GAAP, the Company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into U.S. dollars. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into U.S. dollars at the average exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations.

Free cash flow is a non-GAAP financial measure. Free cash flow is calculated by reducing net cash flow provided by operating activities by capital expenditures. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders and acquisitions after making the capital investments required to support ongoing business operations and long-term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures. Management uses free cash flow as a measure to assess both business performance and overall liquidity.

Non-GAAP financial measures, including constant-currency net sales and free cash flow, should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The Company provides a reconciliation of non-GAAP measures to the most directly comparable financial measure calculated in accordance with GAAP in the back of this presentation in the "Appendix". The non-GAAP financial measures and constant-currency information presented may not be comparable to similarly titled measures reported by other companies.

GLOSSARY OF PRESENTATION TERMINOLOGY

DTC	direct-to-consumer
DTC.com	DTC e-commerce
DTC B&M	DTC brick & mortar
y/y	year-over-year
U.S.	United States
LAAP	Latin America and Asia Pacific
EMEA	Europe, Middle East and Africa
SG&A	selling, general & administrative
EPS	earnings per share
bps	basis points
"+" or "up"	increased
"-" or "down"	decreased
LSD%	low-single-digit percent
MSD%	mid-single-digit percent
HSD%	high-single-digit percent
LDD%	low-double-digit percent
low-20%	low-twenties percent
mid-30%	mid-thirties percent
high-40%	high-forties percent
"$##M"	in millions of U.S. dollars
"$##B"	in billions of U.S. dollars
c.c.	constant-currency
M&A	Mergers & acquisitions
FX	Foreign Exchange
~	approximately






WE CONNECT ACTIVE PEOPLE WITH THEIR PASSIONS

Columbia

SOREL

MOUNTAIN HARDWEAR

prAna






STRATEGIC PRIORITIES

We are committed to driving sustainable and profitable long-term growth and investing in our strategic priorities to:

DRIVE GLOBAL BRAND AWARENESS AND SALES GROWTH THROUGH INCREASED, FOCUSED **DEMAND CREATION** INVESTMENTS

ENHANCE **CONSUMER EXPERIENCE** AND **DIGITAL CAPABILITIES** IN ALL OF OUR CHANNELS AND GEOGRAPHIES

EXPAND AND IMPROVE **GLOBAL DTC** OPERATIONS WITH SUPPORTING PROCESSES AND SYSTEMS

INVEST IN OUR **PEOPLE** AND OPTIMIZE OUR ORGANIZATION ACROSS OUR PORTFOLIO OF BRANDS

CAPITAL ALLOCATION PRIORITIES

Our goal is to maintain our strong balance sheet and disciplined approach to capital allocation.

Dependent upon market conditions and our strategic priorities, our capital allocation approach includes:

INVEST IN ORGANIC GROWTH OPPORTUNITIES

TO DRIVE LONG-TERM PROFITABLE GROWTH

RETURN AT LEAST 40% OF FREE CASH FLOW TO SHAREHOLDERS

THROUGH DIVIDENDS AND SHARE REPURCHASES

OPPORTUNISTIC M&A



Q4'21 KEY HIGHLIGHTS

Q4'21 FINANCIAL RESULTS COMPARED TO Q4'20

Net Sales	Gross Margin	Operating Margin	Diluted EPS
$1.13B	52.2%	18.7%	$2.39
+23%	+160 bps	+520 bps	+66%

Q4'21 Highlights:

- Robust DTC brick-and-mortar and ecommerce sales and favorable gross margin performance fueled better than planned and record financial results.
- Wholesale sales were constrained by supply chain disruptions. Fourth quarter Fall '21 sell-through rates for our wholesale customers were strong and channel inventories are exceptionally clean.
- Exited quarter with $894.5 million in cash and short-term investments and no borrowings.
- On January 28, 2022, the Board of Directors approved a 15% increase to the quarterly dividend to $0.30 per share.

Q4'21 ACTUAL VS LAST YEAR

(dollars in millions, except per share amounts)

	Q4'21	Q4'20	Change
Net sales	$1,129.7	$915.6	+23%
Gross margin	52.2%	50.6%	+160 bps
SG&A percent of net sales	34.0%	37.5%	-350 bps
Operating income	$211.6	$123.7	+71%
Operating margin	18.7%	13.5%	+520 bps
Net income	$157.0	$95.8	+64%
Diluted EPS	$2.39	$1.44	+66%

Commentary on factors impacting Q4'21 financial results:

- Y/Y net sales growth reflects strong consumer demand, which fueled DTC growth and higher Fall 2021 wholesale shipments, as we anniversary prior year pandemic disruptions.
- Gross margin expansion driven by lower DTC promotional levels, higher wholesale product margins reflecting lower customer accommodations and a higher mix of full price sales, and favorable channel sales mix, partially offset by higher inbound freight costs and the lapping of reduced inventory provisions in fourth quarter 2020.
- SG&A leverage primarily driven by net sales growth, lower retail impairments and store closure charges compared to fourth quarter 2020, and the non-recurrence of a prAna trademark impairment.

Q4'21 NET SALES OVERVIEW

Q4'21 NET SALES AND GROWTH VS. Q4'20

CATEGORY PERFORMANCE

APPAREL, ACCESSORIES & EQUIPMENT:

+28% (+28% c.c.)

$846M

FOOTWEAR:

+12% (+12% c.c.)

$284M

- Footwear net sales performance constrained by supply chain disruptions and manufacturing capacity limitations

BRAND PERFORMANCE

Columbia

+28% (+28% c.c.)

$894M

SOREL

+9% (+9% c.c.)

$164M

prAna

-7% (-7% c.c.)

$34M

MOUNTAIN HARDWEAR

+30% (+30% c.c.)

$38M

- Columbia growth led by broad-based DTC strength
- SOREL growth constrained by supply chain disruptions and manufacturing capacity limitations
- prAna decline driven by lower DTC.com
- Mountain Hardwear growth reflects higher Fall'21 orders, including new points of wholesale distribution

CHANNEL PERFORMANCE

WHOLESALE:

+13% (+13% c.c.)

$505M

DTC:

+33% (+33% c.c.)

$625M

- DTC B&M +39%, DTC.com +25%
- U.S. wholesale constrained by supply chain disruptions

Q4'21 REGIONAL NET SALES PERFORMANCE

Q4'21 NET SALES AND GROWTH VS. Q4'20


CANADA
+20% (+14% c.c.)
$81M
U.S.
+27% (+27% c.c.)
$762M
EMEA
+33% (+33% c.c.)
$114M
LAAP
+6% (+8% c.c.)
$173M

Percentage change details and primary drivers:

U.S.

- **Wholesale: up low-teens%,** driven by higher Fall '21 shipments and strong marketplace demand, partially offset by supply chain disruptions
- **DTC: up low-40%,** DTC B&M +low-50%, DTC.com +mid-20%
- The Company had 142 stores (129 outlet; 13 branded) exiting Q4'21 vs. 132 (122 outlet; 10 branded) exiting Q4'20

LAAP

- **China: up low-20%** (+mid-teens% c.c.), led by higher Fall '21 wholesale shipments
- **Korea: up HSD%** (up low-teens% c.c.), driven primarily by favorable weather and growing interest in outdoor activities
- **LAAP distributor: up low-20%**, driven by lapping of Fall '20 cancellations
- **Japan: down HSD%** (down slightly c.c.), driven by lower wholesale orders, partially offset by DTC growth

EMEA

- **Europe-direct: up low-30%**, driven by strong DTC and wholesale performance
- **EMEA distributor: up high-30%**, from later Fall '21 shipments and increased Spring '22 orders

Canada

- **+20%** (+14% c.c.), led by DTC.com and DTC B&M strength as we anniversary prior year pandemic-related temporary store closures

Q4'21 GROSS MARGIN BRIDGE

Q4'21 gross margin expanded 160bps y/y to 52.2%



50.6%
52.2%
Q4'20
Channel Profitability
Channel & Region Mix
FX
Other
Q4'21

Gross Margin expansion primarily reflects:

Tailwinds

- **Channel Profitability:** higher DTC product margins driven by lower promotional levels
- **Channel Profitability:** higher wholesale product margin driven by strong retail sell-through performance resulting in higher proportion of full price vs. off price sales mix and lower customer accommodations
- **Channel & Region Mix:** regional net sales shifts to DTC from Wholesale; partially offset by a mix shift within DTC from DTC.com to DTC B&M

Headwinds

- **Channel Profitability:** supply chain capacity constraints resulting in higher inbound freight costs
- **Other:** lapping of reduced inventory provisions in fourth quarter 2020

Q4'21 SG&A BRIDGE

SG&A increased 12% to $384.0M


$343.3
$384.0
Q4'20
Global Retail*
Demand Creation
Incentive Comp
Personnel**
Retail Impairments
prAna Impairment
Other
Q4'21

Q4'21 SG&A expenses were 34.0% of net sales compared to 37.5% in Q4'20

The y/y increase in SG&A expenses was primarily driven by:

SG&A Expense Increases

- **Global Retail:** higher expenses associated with sales growth
- **Demand Creation:** higher spending with sales growth and incremental strategic investment
- **Incentive Comp:** higher incentive compensation with improved financial performance
- **Personnel**: Increased headcount to support business growth, annual merit increases, and other wage rate increases

Partially offset by:

SG&A Expense Reductions:

- **Retail Impairments:** lower retail impairments and store closure charges compared to Q4'20
- **prAna Impairment**: non-recurrence of Q4'20 prAna trademark impairment

** Excludes Advertising; ** Excludes Retail*

FULL YEAR HIGHLIGHTS

2021 FINANCIAL RESULTS COMPARED TO 2020, UNLESS OTHERWISE NOTED

Net Sales	Gross Margin	Operating Margin	Diluted EPS
$3.13B +25%	51.6% +270bps	14.4% +890bps	$5.33 +229%

2021 Highlights:

- Record net sales, gross margin, operating profit and diluted EPS performance.
- 2021 net sales increased 3% and diluted EPS increased 10%, compared to pre-pandemic 2019 levels.
- DTC net sales increased 33%, driven by 44% DTC B&M growth and 20% DTC.com growth. Compared to 2019, DTC.com net sales increased 67%.
- Strong cash flows from operating activities of $354M fueled free cash flow of $320M.
- The Company repurchased $165.9M of common stock during the year.

BALANCE SHEET OVERVIEW

Balance Sheet as of December 31, 2021

Cash, Cash Equivalents and Short-term Investments

$895M

Cash, cash equivalents and short-term investments totaled $894.5M, compared to $791.9M as of December 31, 2020.

The Company had no borrowings as of December 31, 2021 or 2020

Inventory

+16%

Inventories +16% y/y to $645.4M. The increase in inventory was primarily driven by anticipated strong consumer demand in first half 2022, and to a lesser extent, lower than planned wholesale shipments due to the impact of late arriving Fall 2021 inventory. Exiting the quarter, finished goods inventory in our distribution centers was down 20% y/y, while in-transit inventory increased 107% y/y. Inventory at quarter-end primarily consisted of current and future season product. Aged inventories represent a manageable portion of our total inventory mix.



CASH FLOW OVERVIEW

Cash Flow for the Twelve Months Ended December 31, 2021

Net Cash Flow provided by Operations

$354M Net cash flow provided by operating activities was $354.4M, compared to $276.1M for the same period in 2020.

Capital Expenditures

$35M Capital expenditures totaled $34.7M, compared to $28.8M for the same period in 2020.

Share Repurchases

$166M The Company repurchased 1,655,407 shares of common stock for an aggregate of $165.9 million, at an average price per share of $100.23.

Dividend

$0.30 The Board of Directors approved a 15 percent increase to the quarterly dividend to $0.30, payable on March 21, 2022, to shareholders of record on March 11, 2022.



COVID-19 AND SUPPLY CHAIN UPDATES

Health, Safety and Well Being	• The Company's top priority throughout the pandemic remains to protect the health and safety of our employees, their families, our customers and our communities. • We are continually adapting business operations to adhere to evolving local and regional guidelines and safety protocols across all areas of our global business to help contain the spread of the virus. • We have implemented a vaccine mandate for employees working in our corporate offices which we do not anticipate impacting the business given the high rate of vaccination of our corporate employees.
Supply Chain and Logistics	• Inbound shipping times, port congestion and other logistics delays have elongated in-transit times resulting in delayed receipt and delivery of products for our Fall 2021 and Spring 2022 seasons. • Demand for ocean vessels and containers continues to far outstrip available capacity, resulting in elevated ocean freight costs. • Our 2022 financial outlook incorporates our current view of the supply chain disruptions, constraints and expenses outlined above and could materially change as conditions evolve.
DTC Brick & Mortar Store Impacts	• The majority of our owned stores remained open throughout Q4'21. Government efforts to contain the virus impacted store traffic and consumer demand in China and Japan at varying times during the quarter. • Store traffic levels remain below pre-pandemic levels. Store traffic levels vary by region and are influenced by each market's ability or efforts to contain the spread of the virus and consumers' willingness to shop in store. Certain stores in tourist-dependent locations continue to be impacted by limited international tourism.

2022 FINANCIAL OUTLOOK

The Company's 2021 Financial Outlook and the underlying assumptions are forward-looking in nature, and the forward-looking statements reflect our expectations as of February 3, 2022 and are subject to significant risks and business uncertainties, including those factors described under "Forward-Looking Statements" above. These risks and uncertainties limit our ability to accurately forecast results. This outlook reflects our estimates as of February 3, 2022 regarding the impact on our operations of the COVID-19 pandemic; economic conditions, including inflationary pressures; supply chain disruptions, constraints and expenses; labor shortages; changes in consumer behavior and confidence; as well as geopolitical tensions. However, it is not possible to determine the ultimate impact on future operations, or whether other currently unanticipated direct or indirect consequences of the pandemic or the supply chain are reasonably likely to materially affect our operations. This outlook and commentary assumes no meaningful deterioration of current supply chain conditions, market conditions or the ongoing pandemic. Projections are predicated on normal seasonal weather globally.

	2022 Financial Outlook	Outlook compared to 2021
Net sales	$3.63B to $3.69B	+16% to 18%
Gross margin	approximately 50%	approximately 160 bps contraction
SG&A percent of net sales	37.2% to 37.5%	30 bps to 60 bps leverage
Operating margin	13.0% to 13.5%	140 bps to 90 bps deleverage
Operating income	$472M to $498M	+5% to 11%
Effective income tax rate	24.0%-24.5%	2021 effective tax rate of 21.6%
Net income	$359M to $379M	+1 to 7%
Diluted EPS	$5.50 to $5.80	+3% to 9%

2022 FINANCIAL OUTLOOK ASSUMPTIONS

Net Sales	Anticipated net sales growth primarily reflects:
	• All brands are anticipated to grow in 2022, with SOREL anticipated to have the fastest growth rate.
	• All four geographic segments are anticipated to grow in 2022. Canada and U.S. are anticipated to grow slightly faster than the total net sales outlook while LAAP region net sales growth is expected to trail consolidated net sales growth.
	• From a product category perspective, footwear is anticipated to grow mid-20% and apparel, accessories & other is anticipated to grow mid-teens-%. While we have worked with our factory partners to successfully expand footwear production capacity in 2022, we will not be able to fulfill all the demand in the marketplace during the year.
	• From a channel perspective, wholesale is anticipated to grow low-20% and DTC is anticipated to grow mid-teens%.
	  • DTC.com penetration as a percent of total net sales to be in line with 2021.
	  • DTC B&M sales growth including contribution from approximately 15 new stores in North America planned for 2022.
	• The net sales outlook includes the benefit of price increases for the Spring and Fall 2022 product lines.

Gross Margin	Anticipated gross margin contraction primarily reflects: • continued elevated inbound freight costs associated with industrywide logistics capacity constraints; • decreased DTC product margins, driven by the potential transition towards a more normalized promotional environment compared to exceptionally low promotions in 2021; • decreased wholesale product margins, reflecting a potential transition towards more normalized trade terms compared to favorable 2021 performance, and to a lesser extent, lower off-price margins; and • a higher proportion of wholesale sales, which generally carry lower margins than DTC; partially offset by • the net impact of price increases taken to mitigate the effect of product input cost inflation, including higher raw material and labor costs.
SG&A percent of net sales	Anticipated SG&A expense growth primarily reflects expenses to support the growth of the business including: • higher personnel expenses; • increased expenses to support global DTC sales growth including new stores, wage increases and other related operations; • higher demand creation expense; • higher technology and licensing spend to support digital initiatives; • higher travel expenses; and • higher bad debt expense to align with historical trends following reduction of reserves in 2021. The increase in SG&A contemplated in our outlook includes greater than $20M of investments to drive long-term profitable growth. Areas of investment include digital capability enhancements to drive our brand-led consumer-focused strategy as well as demand creation. Demand creation as a percent of net sales is anticipated to be 6.0 percent in 2022, compared to 5.9 percent in 2021.

2022 ASSUMPTIONS AND FIRST HALF COMMENTARY

Effective tax rate	• The full year effective tax rate in our 2022 financial outlook is 24.0%-24.5%. The 2022 effective tax rate is anticipated to be higher than the effective tax rate from 2019-2021 as the prior years included separate discrete tax items which lowered the effective tax rate in each year. We do not anticipate any significant discrete tax items in 2022. • The effective income tax rate may be affected by unanticipated impacts from changes in international, federal or state tax policies, changes in the Company's geographic mix of pre-tax income, other discrete events, as well as differences from our estimate of the tax benefits associated with employee equity awards and our estimate of the tax impact of various tax initiatives.
Foreign currency	• Foreign currency translation is expected to reduce net sales growth by approximately 100 bps • Foreign currency translation and transactional effects are not anticipated to have a significant impact on diluted earnings per share.
Operating cash flow and capital expenditures	• Operating cash flow is anticipated to be at least $170M. Operating cash flow is anticipated to be below prior year levels due to working capital growth to support net sales growth. • Capital expenditures are planned to be between $80M to $100M.

First Half Commentary	• The Company expects high-teens to low-twenties% y/y net sales growth in H1'22.
	• H1'22 gross margin is anticipated to contract over 300 bps y/y, compared to H1'21.
	  • The vast majority of full year gross margin contraction is expected to occur in the first half of the year which is disproportionately impacted by higher inbound ocean freight costs.
	  • Please note, H1'21 gross margin performance included higher levels of inventory provision benefit, compared to what is anticipated in H1'22.
	• H1'22 SG&A expenses are expected to grow slower than net sales growth, resulting in modest SG&A leverage.
	  • Please note, H1'21 SG&A expenses included the benefit of lower bad debt expense, compared to what is anticipated in H1'22.
	• H1'22 diluted EPS is expected to be $0.90 to $1.10 compared to H1'21 diluted EPS of $1.45. H1'22 diluted EPS will be weighted to Q1'22, with modest profitability anticipated in Q2'22. Please note Q2 is our lowest volume sales quarter and small changes in the timing of product shipments and expenses can have a material impact on reported results.


APPENDIX

FOURTH QUARTER 2021 CONSTANT-CURRENCY RECONCILIATION

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net Sales Growth - Constant-currency Basis
(Unaudited)

	Three Months Ended December 31,					
(In millions, except percentage changes)	Reported Net Sales 2021	Adjust for Foreign Currency Translation	Constant-currency Net Sales 2021[1]	Reported Net Sales 2020	Reported Net Sales % Change	Constant-currency Net Sales % Change[1]
Geographical Net Sales:						
United States	$ 762.1	$ —	$ 762.1	$ 599.1	27%	27%
Latin America and Asia Pacific	172.8	4.4	177.2	163.6	6%	8%
Europe, Middle East and Africa	113.6	0.6	114.2	85.6	33%	33%
Canada	81.2	(4.1)	77.1	67.4	20%	14%
Total	$ 1,129.7	$ 0.9	$ 1,130.6	$ 915.7	23%	23%
Brand Net Sales:						
Columbia	$ 894.2	$ 1.4	$ 895.6	$ 699.7	28%	28%
SOREL	163.4	(0.6)	162.8	150.0	9%	9%
prAna	34.3	—	34.3	36.9	(7)%	(7)%
Mountain Hardwear	37.8	0.1	37.9	29.1	30%	30%
Total	$ 1,129.7	$ 0.9	$ 1,130.6	$ 915.7	23%	23%
Product Category Net Sales:						
Apparel, Accessories and Equipment	$ 846.1	$ 0.7	$ 846.8	$ 661.4	28%	28%
Footwear	283.6	0.2	283.8	254.3	12%	12%
Total	$ 1,129.7	$ 0.9	$ 1,130.6	$ 915.7	23%	23%
Channel Net Sales:						
Wholesale	$ 504.5	$ (0.3)	$ 504.2	$ 446.0	13%	13%
DTC	625.2	1.2	626.4	469.7	33%	33%
Total	$ 1,129.7	$ 0.9	$ 1,130.6	$ 915.7	23%	23%

[1] Constant-currency net sales information is a non-GAAP financial measure that excludes the effect of changes in foreign currency exchange rates against the United States dollar between comparable reporting periods. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into United States dollars at the average exchange rates that were in effect during the comparable period of the prior year.

TWELVE MONTHS 2021 FREE CASH FLOW RECONCILIATION

COLUMBIA SPORTSWEAR COMPANY
Reconciliation of GAAP to Non-GAAP Financial Measures
Net cash used in operating activities to free cash flow
(Unaudited)

	Year Ended December 31,	
(In millions)	2021	2020
Net cash provided by operating activities	$ 354.4	$ 276.1
Capital expenditures	(34.7)	(28.8)
Free cash flow	$ 319.7	$ 247.3